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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1/A of our report dated April 24, 1998, except for the first paragraph of Note 9 which is as of August 27, 1999, relating to the financial statements of Arcxel Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.


PricewaterhouseCoopers LLP
Seattle, Washington
September 28, 1999